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                                                                       EXHIBIT 2


                          AMENDMENT TO RIGHTS AGREEMENT

         AMENDMENT TO RIGHTS AGREEMENT (the "Amendment"), dated as of December 13, 2000, to the Rights Agreement (the "Rights Agreement") dated November 21, 1996 by and between Lindberg Corporation, a Delaware corporation (the "Company"), and Harris Trust and Savings Bank, an Illinois banking corporation, as Rights Agent (the "Rights Agent").

                                    RECITALS

         A. The Company has entered into an Agreement and Plan of Merger dated as of December 13, 2000 (as it may be amended from time to time, the "Merger Agreement") by and among Bodycote International plc, a public limited company organized under the laws of England ("Bodycote"), Bodycote Investments VI, Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of Bodycote ("Merger Sub"), and the Company.

         B. Pursuant to Section 28 of the Rights Agreement, the Company may from time to time supplement or amend the Rights Agreement in accordance with the provisions of Section 28 thereof.

         C. By resolutions adopted and approved as of December 13, 2000, the Board of Directors has approved and declares advisable the Offer (as defined in the Merger Agreement), the Merger (as defined in the Merger Agreement), the Voting Agreement (as defined in the Merger Agreement), the Merger Agreement and all the other transactions and agreements contemplated by the Merger Agreement and has declared that it is in the best interests of the Company's stockholders that the Company enter into the Merger Agreement and consummate the Offer and the Merger on the terms and subject to the conditions set forth in the Merger Agreement.

         D. By such resolutions, the Board of Directors has determined that it is in the best interests of the Company and its stockholders to amend the Rights Agreement to exempt the Offer, the Merger, the Voting Agreement and all the other transactions and agreements contemplated by the Merger Agreement, from the application of the Rights Agreement, that such amendment is within its discretion as the Rights are currently redeemable and such amendment does not change the Redemption Price.

         E. The Merger Agreement contemplates that the Rights Agreement will be amended to exempt the Offer, the Merger, the Voting Agreement, the Merger Agreement and all the other transactions and agreements contemplated by the Merger Agreement and the Voting Agreement, from application of the Rights Agreement.



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                           AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and the covenants set forth herein, the Company hereby directs, and the parties hereto agree that, the Rights Agreement is amended as follows:

         1. The definition of "Acquiring Person" in Section 1(a) of the Rights Agreement is hereby amended by adding the sentence at the end thereof:

         "Notwithstanding anything to the contrary in this Agreement, none of Bodycote International plc, a public limited company organized under the laws of England ("Bodycote"), Bodycote Investments VI, Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of Bodycote ("Merger Sub"), or any Affiliate or Associate of either of them shall be deemed to be an Acquiring Person by reason of or as a result of the approval, announcement, execution, delivery or performance of the Agreement and Plan of Merger, dated as of December 13, 2000, by and among Bodycote, Merger Sub and the Company (as it may be amended from time to time, the "Merger Agreement") or the Voting Agreement (as defined in the Merger Agreement), or the consummation of the Offer (as defined in the Merger Agreement), the Merger (as defined in the Merger Agreement) or the other transactions or agreements contemplated by the Merger Agreement or the Voting Agreement."

         2. The definition of "Stock Acquisition Date" in Section 1(x) of the Rights Agreement is hereby amended by adding the following to the end thereof (immediately preceding the period):

         "; provided that a "Stock Acquisition Date" shall not occur solely by reason of or as a result of the approval, announcement, execution, delivery or performance of the Merger Agreement or the Voting Agreement (as defined in the Merger Agreement) or the consummation of the Offer (as defined in the Merger Agreement), the Merger (as defined in the Merger Agreement) or the other transactions or agreements contemplated by the Merger Agreement or the Voting Agreement."

         3. Section 3(a) of the Rights Agreement is hereby amended by adding the following sentence to the end thereof:

         "Notwithstanding anything to the contrary in this Agreement, a "Distribution Date" shall not occur solely by reason of or as a result of the approval, announcement, execution, delivery or performance of the Merger Agreement or the Voting Agreement (as defined in the Merger Agreement) or the consummation of the Offer (as defined in the Merger Agreement), the Merger (as defined in the Merger Agreement) or the other transactions or agreements contemplated by the Merger Agreement or the Voting Agreement."

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         4. Section 7(a) of the Rights Agreement is hereby amended by deleting the word "or" between clauses (ii) and (iii) of the second sentence of Section 7(a) and adding the following to the end thereof (immediately preceding the period):

         ", or (iv) the time immediately prior to the Acceptance Date (as defined in the Merger Agreement)."

         5. Section 11(a)(ii) of the Rights Agreement is hereby amended by adding the following sentence to the end thereof:

         "Notwithstanding anything to the contrary in this Agreement, a "Flip-In-Event" shall not occur solely by reason of or as a result of the approval, announcement, execution, delivery or performance of the Merger Agreement or the Voting Agreement (as defined in the Merger Agreement) or the consummation of the Offer (as defined in the Merger Agreement), the Merger (as defined in the Merger Agreement) or the other transactions or agreements contemplated by the Merger Agreement or the Voting Agreement."

         6. Section 15 of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:

         "Notwithstanding the foregoing, nothing in this Agreement shall be construed to give any holder of Rights or any other Person any legal or equitable rights, remedy or claim under this Agreement in connection with the Offer (as defined in the Merger Agreement), the Merger (as defined in the Merger Agreement), the Voting Agreement (as defined in the Merger Agreement) or any of the other transactions or agreements contemplated by the Merger Agreement or the Voting Agreement."

         "Notwithstanding anything in this Agreement to the contrary, none of Bodycote, Merger Sub or any of their Affiliates or Associates or any of their permitted assignees or transferees shall be deemed an Acquiring Person and none of a Distribution Date, a Share Acquisition Date or a Flip-In Event shall be deemed to occur or to have occurred, and the Rights will not become separable, distributable, unredeemable or exercisable, in each such case, by reason of, or as a result of, the approval, execution, delivery or performance of the Merger Agreement or Voting Agreement (as defined in the Merger Agreement), the consummation of the Offer (as defined in the Merger Agreement) or the Merger (as defined in the Merger Agreement) or the consummation of the transactions contemplated by the Merger Agreement and the Voting Agreement."

         7. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State, without regard to its principles of conflicts of laws.

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         8. This Amendment may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

         9. Terms not defined herein shall, unless the context otherwise requires, have the meanings assigned to such terms in the Rights Agreement.

        10. In all respects not inconsistent with the terms and provisions of this Amendment, the Rights Agreement is hereby ratified, adopted, approved and confirmed. The Rights Agreement shall not otherwise be supplemented or amended by virtue of this Amendment, but shall remain in full force and effect. In executing and delivering this Amendment, the Rights Agent shall be entitled to all the privileges and immunities afforded to the Rights Agent under the terms and conditions of the Rights Agreement.

        11. This Amendment to the Rights Agreement shall be effective as of, and immediately prior to, the execution and delivery of the Merger Agreement and the Voting Agreement, and all references to the Rights Agreement shall, from and after such time, be deemed to be references to the Rights Agreement as amended hereby.

                         [*** SIGNATURES TO FOLLOW ***]

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         IN WITNESS WHEREOF, this Amendment has been duly executed by the
Company and the Rights Agent as of the day and year first written above.


Attest:                                 LINDBERG CORPORATION
------



By:  /s/ Karen Harnish                  By: /s/ Stephen S. Penley
     ---------------------------        ----------------------------
     Name: Karen Harnish                Name: Stephen S. Penley
     Title: Executive Assistant         Title: Executive Vice President




Attest:                                 HARRIS TRUST AND SAVINGS BANK,
------                                  as Rights Agent



By:  /s/ Blanche Hurt                   By: /s/ Martin J. McHale
     ---------------------------        ----------------------------
     Name: Blanche Hurt                 Name: Martin J. McHale
     Title: Vice President & Senior     Title: Vice President
            Counsel

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